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                                                                      EXHIBIT 11


STANDARD COMMERCIAL CORPORATION COMPUTATION OF EARNINGS PER COMMON SHARE (In thousands, except share information; unaudited)

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
                                                                      Third quarter ended           Nine months ended
                                                                          December 31                  December 31
                                                                 ---------------------------   ---------------------------
                                                                     2001           2000           2001           2000
                                                                     ----           ----           ----           ----
BASIC EARNINGS PER SHARE

Income before extraordinary gain/(loss) ......................   $      5,941   $      5,707   $     22,775   $     12,412
Extraordinary gain/(loss) ....................................             11          1,417             (6)         2,056
                                                                 ------------   ------------   ------------   ------------
Net income applicable to common stock ........................   $      5,952   $      7,124   $     22,769   $     14,468
                                                                 ============   ============   ============   ============
Basic average shares outstanding .............................     13,355,509     13,197,576     13,310,043     13,087,355

 Earnings per common share before extraordinary gain/(loss) ..   $       0.44   $       0.43   $       1.71   $       0.95
 Extraordinary gain per common share .........................           0.00           0.11   $       0.00   $       0.16
                                                                 ------------   ------------   ------------   ------------
 Net income per common share .................................   $       0.44   $       0.54   $       1.71   $       1.11
                                                                 ------------   ------------   ------------   ------------

DILUTED EARNINGS PER SHARE

Net income  applicable  to common stock  before  extraordinary
gain/(loss) ..................................................   $      5,941   $      5,707   $     22,775   $     12,412
Add after tax interest expense on 7 1/4% convertible
   Subordinated debentures ...................................            614            750          1,850          2,390
                                                                 ------------   ------------   ------------   ------------

Net income applicable to common stock before extraordinary
   gain/(loss) ...............................................          6,555          6,457         24,625         14,802
Extraordinary gain/(loss) ....................................             11          1,417             (6)         2,056
                                                                 ------------   ------------   ------------   ------------
Net income applicable to common stock after extraordinary
    gain/(loss) ..............................................   $      6,566   $      7,874   $     24,619   $     16,858
                                                                 ============   ============   ============   ============
Basic average shares outstanding .............................     13,355,509     13,197,576     13,310,043     13,087,355
Increase in shares outstanding assuming
    - conversion of 7 1/4% convertible subordinated
    debentures ...............................................      1,746,630      2,134,422      1,754,255      2,267,710

Shares applicable to stock options                                     77,931              0         72,130              0
                                                                 ------------   ------------   ------------   ------------

Diluted average shares outstanding ...........................     15,180,070     15,331,998     15,136,428     15,355,065
                                                                 ------------   ------------   ------------   ------------


Earnings per common share before extraordinary
gain/(loss) ..................................................   $       0.43   $       0.42   $       1.63   $       0.95
 Extraordinary gain per common share .........................           0.00           0.09           0.00           0.14
                                                                 ------------   ------------   ------------   ------------
 Diluted net income per common share .........................   $       0.43   $       0.51   $       1.63   $       1.09
                                                                 ------------   ------------   ------------   ------------
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